Exhibit 10(viii)

Settlement Agreement & Release

This Settlement Agreement & Release ("Agreement"), dated this 9th day of November, 2020 is by and between Electromedical Technologies, Inc. a Delaware Corporation having a principal place of business at 16561 N 92nd Street Ste. 101, Scottsdale AZ 85260 ("EMED"), and Iakovos Tsakalidis ("TSAKALIDIS"). Both EMED and TSAKALIDIS may be collectively referred to as the “Parties.”

RECITALS:

Whereas, TSAKALIDIS historically provided financing to EMED in order to aid EMED in its operations. As security for TSAKALIDIS’ loans to EMED, EMED agreed to issue TSAKALIDIS 87,849 registered common shares. The shares were issued and were registered in EMED’s Form S-1 Registration Statement made effective by the Securities and Exchange Commission on August 6, 2020.

WHEREAS, As of the date hereof, EMED is in arrears in its payment obligations to TSAKALIDIS in the amount of $36,413.

WHEREAS, EMED and TSAKALIDIS have held good faith communications concerning amounts due through NOVEMBER 9, 2020, and have come to an agreement whereby EMED will pay TSAKALIDIS $36,413 on November 9, 2020, and TSAKALIDIS agrees to cancel and return to EMED’s treasury the 87,849 shares of registered common stock issued to TSAKALIDIS as security for his loans to EMED.

NOW THEREFORE, in consideration for the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, EMED and TSAKALIDIS hereto agree as follows:

Section 1.	Incorporation of the RECITALS clauses.

1.1.         EMED and TSAKALIDIS acknowledge that all of the representations set forth in the RECITALS clauses of this Agreement are incorporated herein by reference and made a material part of this Agreement with the same force and effect as if more fully set forth here at. EMED and TSAKALIDIS agree to waive any rule of contract construction or legal presumption that would prohibit any court of competent jurisdiction from construing or enforcing this Agreement based upon the contents of the RECITALS above.

Section 2.	Settlement Payment, Document Delivery; Release of All Claims.

2.1.         Settlement Payment. Upon execution of this Agreement, by 5:00 PM on November 9, 2020, EMED shall pay TSAKALIDIS $36,413. Upon payment, and by operation of this Agreement, TSAKALIDIS cancels and returns to EMED’s treasury the 87,869 shares of common stock registered in his name in EMED’s Form S-1 registration statement.

2.2.         Release of All Claims. Except as provided for herein, and in further consideration of the mutual covenants hereto, TSAKALIDIS agrees on behalf of him, and his respective successors, assigns, to irrevocably and unconditionally remises, releases, acquits, satisfies and forever discharges EMED, specifically including its agents, directors, officers, affiliates, employees representatives, insurance carriers, attorneys, divisions and subsidiaries, (and all agents, directors, officers, employees, representatives, insurance carriers, and attorneys of such divisions and subsidiaries), and their predecessors, successors, administrators and assigns, and all persons acting by, through, under, or in concert with any of them (collectively "Releases"), of and from any and all claims, actions, causes of action, suits, debts, charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, and expenses (including attorney fees and costs actually incurred), of any nature whatsoever, known or unknown, in law or equity, arising out of the facts contained in the RECITALS.

2.3.         Except as for any specific rights created by virtue of this Agreement, TSAKALIDIS promises not to institute any future suits or proceedings at law or in equity or any arbitration or administrative proceedings against EMED on account of any claim or cause of action arising specifically out of the facts in the RECITALS herein.

2.4.         This is intended as a full and complete release and discharge of any or all claims that TSAKALIDIS may or might have or had against each other regarding the facts in the RECITALS, and TSAKALIDIS does so in full and final settlement, release and discharge of any and all such claims and the Parties intend to and does forever hereby release and discharge the each other of and from any and all liability of any nature whatsoever for all damages to each other, specifically including, but not limited to, all past, present and future rights to recover for sums of money compromised in this Agreement on account of said events alleged in the RECITALS, as well as for all consequences, effects and results thereto and resulting damages to each other, whether the same or any circumstances pertaining thereto are now known or unknown to TSAKALIDIS or anyone else, expected or unexpected by TSAKALIDIS or anyone else, or have already appeared or developed or may now be latent or may in the future appear or develop or become known to TSAKALIDIS or anyone else.

2.7          This Agreement constitutes a compromise, settlement, and release of disputed claims and is being entered into solely to avoid the burden, inconvenience, and expense of litigating those claims. This Agreement is not to be and shall never be construed or deemed an admission or concession by any of the Parties hereto of liability or culpability at any time for any purpose concerning any claim being compromised, settled, and released, or any other matter.

Section 3.	Miscellaneous Provisions.

3.1.         Notices. All notices, offers of other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made (i) if delivered personally; or (ii) upon receipt by facsimile transmission (with written confirmation of receipt) or confirmed electronic mail; or (iii) after the expiration of the second business day following deposit with documented overnight delivery service; or (iv) five business days of transmission by regular mail. All notices given or made pursuant hereto shall be so given or made to the parties at the following addresses:

If to EMED:	Electromedical Technologies, Inc.
Attention: Mr. Matthew Wolfson
16561 N. 92nd Street, Ste. 101
Scottsdale, AZ 85260
Telephone: 602-790-8034
Email: ceo@electromedtech.com

If to TSAKALIDIS:	Iakovos Tsakalidis
6940 E Doubletree Ranch Rd
Paradise Valley, AZ, 85253
Cell: 480 277 9679

The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

3.2.         Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be severed and enforced to the extent possible or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability thereof shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement.

3.3.         Binding on Affiliated Third Parties. This Agreement shall inure to the benefit of and shall be binding upon EMED and TSAKALIDIS and their respective agents, representatives, executors, administrators, trustees, personal representatives, partners, directors, officers, shareholders, agents, attorneys, insurers, employees, representatives, predecessors, successors, heirs and assigns.

3.4.         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to principles of conﬂict of laws. Any controversy or claim arising out of or relating to this Settlement Agreement or the Breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its commercial Arbitration Rules and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Arbitration shall be conducted in Scottsdale, AZ.

3.5.         Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be deemed originals, and with the same effect as if all Parties had signed the same document. All of such counterparts shall be construed together with and shall constitute one Agreement, but in making proof, it shall only be necessary to produce one such counterpart. A facsimile transmission shall be as valid and enforceable as an original.

3.6.         Entire Understanding. This Agreement is the entire, final, and complete agreement of the Parties relating to the subject of this Agreement, and supersedes and replaces all prior or existing written and oral agreements between the Parties or their representatives relating thereto.

3.7.         Further Assurances. The parties agree to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

3.8.         Amendments. This Agreement shall not be amended or otherwise modified unless in writing signed by all of the parties hereto.

3.9.         Acknowledgment. EMED and TSAKALIDIS acknowledges (i) They have read this Agreement and have consulted with their respective attorneys concerning its contents and legal consequences and have requested any change in language necessary or desirable to effectuate their intent and expectations so that the rule of construction of contracts construing ambiguities against the drafting party shall be inapplicable; (ii) They have taken all corporate actions and obtained all corporate authorizations, consents and approvals as are conditions precedent to their authority to execute this Agreement, and thus warrant that they are fully authorized to bind the Party for which they execute this Agreement; and, (iii) There has been and will be no assignment or other transfer of any claim released herein, or any part thereof, and each Party agrees to defend, indemnify and hold harmless the other party from any claims, obligations, or other liabilities, including specifically attorney’s fees and costs incurred, which result from the assertion by any third party of a right to any claim which is released by this Agreement. The foregoing warranties and representations shall survive the execution and delivery of this Agreement.

3.10.       Assignment. This Agreement shall be binding upon and inure to the benefit of each party hereto or to such party's heirs, executors, administrators, successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

3.11.       Confidentiality. Each of the parties represents and agrees that it will keep the terms, provisions and amounts in this Agreement confidential and that it will not, without the consent of the other Party, disclose, divulge or furnish such confidential information to any person other than their immediate families, their attorney and accountant (all of whom will be informed of and bound by this confidentiality provision) except as required by law or, if necessary, to any applicable taxing authorities.

IN WITNESS WHEREOF, the parties have signed this agreement upon the date first written above.

ELECTROMEDICAL TECHNOLOGIES, INC.

By:
Name: MATTHEW WOLFSON
Title: CEO, CFO

Iakovos TSAKALIDIS

By: